Exhibit 6

Nomura International plc
One Angel Lane	Telephone	+91 22 6723 4534
London EC4R 3AB	Web site	www.nomura.com
United Kingdom

To:	Senator Focused Strategies LP
c/o Senator Investment Group LP
Attn: Operations
510 Madison Avenue, 28th Floor
New York, New York 10022

Date:	December 20, 2019

SHARE SWAP MASTER CONFIRMATION

Dear Sir/Madam:

The purpose of this Share Swap Master Confirmation (this “Master Confirmation”) is to set forth the general terms and conditions of one or more Transactions (each, a “Transaction”) entered into between Senator Focused Strategies LP (“Counterparty”) and Nomura International plc (“Dealer”) on the Trade Date specified in a Supplemental Confirmation, each substantially in the form of Schedule A hereto, confirming the specific terms and conditions of a particular Transaction (each a “Supplemental Confirmation” and together with the Master Confirmation, the “Confirmation”). Each Transaction, if executed, will have the terms specified in this Master Confirmation as supplemented by the relevant Supplemental Confirmation, wherein more than one Transaction may be referenced. The entry into this Master Confirmation from time to time does not obligate either party to enter into any Transaction.

This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation hereby incorporates by reference the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), each as published by the International Swaps and Derivatives Association, Inc. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either the Equity Definitions or the Swap Definitions and this Confirmation, this Confirmation will govern. For purposes of the Equity Definitions, the Transaction shall be a Share Swap Transaction.

The Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which the Confirmation relates. The Confirmation shall supplement, form a part of and be subject to the 2002 ISDA Master Agreement (the “Agreement”) entered into between the parties as of December 19, 2019, including the Schedule thereto and the 1994 Credit Support Annex (Bilateral Form—New York Law) (the “CSA”) to such Schedule. In the event of any inconsistency between the provisions of the Agreement or the CSA and the Confirmation, the Confirmation will govern for the purpose of the Transaction to which the Confirmation relates.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

1.	The terms of each Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	As specified in the relevant Supplemental Confirmation

Effective Date:	One Settlement Cycle following the Trade Date

Termination Date:	The final Cash Settlement Payment Date or Settlement Date (as applicable)

Valuation Date:	November 17, 2022 (such date, the “Final Valuation Date”) and subject to the “Early Termination Right” provision below.

Shares:	Shares of Common Stock of CoreLogic, Inc. (Ticker: CLGX)

Number of Shares:	As specified in the relevant Supplemental Confirmation

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges

Equity Amounts:

Equity Amount Payer:	Dealer

Initial Price:	As specified in the relevant Supplemental Confirmation

Equity Notional Amount:	The product of the Number of Shares and the Initial Price

Equity Notional Reset:	Not Applicable

Type of Return:	Total Return

Business Days:	New York

Business Day Convention:	Modified Following

Floating Amounts:

Floating Amount Payer:	Counterparty

Notional Amount:	The Equity Notional Amount

Calculation Period:	Each period from, and including, one Period End Date to, but excluding, the next following Period End Date, except that (a) the initial Calculation Period will commence on, and include, the Effective Date, and

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

(b) the final Calculation Period will end on, but exclude, the Cash Settlement Payment Date.

Period End Dates:	For each Transaction, the one month anniversary of the Effective Date of the first Transaction entered into pursuant to this Master Confirmation, and each such monthly anniversary thereafter

Payment Dates:	Each Cash Settlement Payment Date or Settlement Date (as applicable)

Floating Rate Option:	USD-LIBOR-BBA-Bloomberg

Designated Maturity:	[ ]

Spread:	[ ]% or as otherwise provided in the Supplemental Confirmation

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Not Applicable

Procedures for Early Termination:

Latest Early Termination Time:	The scheduled closing time of the Exchange.

Early Termination Right:	Counterparty may early terminate the Transaction (in whole or in part) by providing written notice to Dealer, which notice must be received by Dealer prior to the Latest Early Termination Time on or before the New York Business Day immediately preceding the Final Valuation Date. The Business Day immediately following the date such written notice is received by Dealer will be the “Optional Early Termination Date”, unless Counterparty specifies a later date that is on or before the Final Valuation Date as the “Optional Early Termination Date” in such notice. In each such case, the Valuation Date will be deemed to be the Optional Early Termination Date and the portion of the Number of Shares subject to early termination will be settled in accordance with the terms of this Master Confirmation or as otherwise agreed to by the parties, with the remaining portion of the Number of Shares (if any) continuing under the terms of this Confirmation.

Settlement Terms:

Settlement Method Election:	Applicable

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Default Settlement Method:	Cash Settlement

Electing Party:	Counterparty:

Settlement Method Election Date:	Any Scheduled Trading Day following the Trade Date

Condition to Cash Settlement:	On each Valuation Date, at the request of Dealer,

(a)   Counterparty shall represent to Dealer in writing that either (1) Counterparty is or has been for the preceding three months an “affiliate” (as defined under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “1933 Act”)) of the Issuer, (2) Counterparty is not and has not been for the preceding three months an “affiliate” of the Issuer, or (3) Counterparty should be deemed an “affiliate” of the Issuer solely for purposes of the Transaction under this Master Confirmation; and

(b)   Counterparty shall represent to Dealer in writing that either (1) Counterparty is an “insider” (as defined below) of the Issuer, (2) Counterparty is not an “insider” of the Issuer, or (3) Counterparty should be deemed an “insider” of the Issuer solely for purposes of the Transaction under this Master Confirmation. An “insider” is a person “who is directly or indirectly the beneficial owner of more than 10 percent of any class of any equity security” of an issuer, or “who is a director or an officer” of an issuer (as such terms, as applicable, are defined in Rule 16a-1 under the 1934 Act).

Condition to Physical Settlement:	Counterparty may not early terminate the Transaction or proceed with Physical Settlement on the Settlement Date until and unless any required filings and any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the transactions contemplated hereby, shall have been made or shall have expired or been terminated, as applicable. Any such early termination or settlement shall constitute a representation by Counterparty that such filings have been made and any such waiting periods have expired.

Cash Settlement Terms:

Number of Cash-Settled Shares:	The Number of Shares (or in the case of an early termination, the portion of the Number of Shares subject to early termination on an Optional Early Termination Date); provided that the valuation related to such Number of Cash-Settled Shares will occur as set forth under “Cash Settlement Procedures” below.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Cash Settlement Procedures:	On a Valuation Date (or deemed Valuation Date), the Calculation Agent will determine the portion (expressed as a number of Shares) of the Number of Cash-Settled Shares (which may be all such Number of Cash-Settled Shares) applicable to such Valuation Date (the “Settled Number of Shares”) in its good faith and commercially reasonable discretion (which may, for the avoidance of doubt, be exercised in consideration of advice of counsel and in consideration of other market activity or derivative transactions or unwind activity by Counterparty as well as any legal considerations applicable to Counterparty, including, but not limited to, if Counterparty is an “insider” or “affiliate” of the Issuer, considerations related to that fact, and the application, if any, of any related securities laws relevant to such fact (such considerations, the “Unwind Parameters”)), and will notify Dealer and Counterparty of such determination.

Such cash settlement shall proceed under the Equity Definitions as if (i) the Settled Number of Shares were the Number of Shares for purposes of Section 8.6 (“Cash Settlement of Equity Swap Transactions”) and for the purpose of calculating the Equity Notional Amount for purposes of Section 8.7 (“Equity Amount”) and (ii) the Cash Settlement Payment Date were as defined below.

Following each such settlement, the Transaction will continue with a Number of Shares reduced by the amounts so settled, and the Calculation Agent will select subsequent Valuation Date(s) in good faith and a commercially reasonable manner (taking into account the Unwind Parameters) and the cash settlement procedures set forth above will apply to each such Valuation Date until the total of all Settled Number of Shares equals the original Number of Cash-Settled Shares. For the avoidance of doubt, the Calculation Agent may select a Settled Number of Shares for the first settlement hereunder that equals the total Number of Cash-Settled Shares, in which case there shall be only one such settlement hereunder.

Cash Settlement Payment Date:	In respect of a Number of Cash-Settled Shares, one Settlement Cycle following the final Valuation Date.

General Valuation Terms:

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) thereof in its entirety with the following: “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) thereof the following: “; in each case that the Calculation Agent determines is material.”

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Disrupted Days:	Section 6.6(a) of the Equity Definitions is hereby amended by replacing the word “shall” in the fifth line thereof with the word “may,” and by deleting clause (i) thereof.

Settlement Currency:	USD

Limit Price:	Counterparty may communicate to Dealer prior to each Valuation Date (or deemed Valuation Date) prices above which computation of the Final Price is acceptable to Counterparty, it being understood that the Calculation Agent may have to increase the number of Valuation Dates in a commercially reasonable manner to reflect market liquidity above such prices.

Final Price:	For any Exchange Business Day, the price equal to the difference of (i) the volume weighted average price per Share for the regular trading session of the Exchange as reported by Bloomberg with respect to such Exchange Business Day, as determined by the Calculation Agent, or in the event such price is not so reported for such day for any reason or is manifestly erroneous, as reasonably determined by the Calculation Agent; provided that when Shares traded above or below a certain price are excluded from the calculation of such volume weighted average price per Share, the Calculation Agent will modify the calculation commands on Bloomberg to calculate such price to reflect the agreement by the parties, minus (ii) USD 0.03.

Dividends:

Dividend Period:	Second Period

Dividend Amount:	The product of the Ex Amount and the Number of Shares; provided that if the gross cash dividend per Share actually paid by the Issuer is less than the relevant Ex Amount, then the Calculation Agent shall reduce such Ex Amount to equal the amount actually paid by the Issuer.

Dividend Payment Dates:	Each Cash Settlement Payment Date or Settlement Date (as applicable)

On the Dividend Payment Date, the Equity Amount Payer will pay to the Equity Amount Receiver an amount determined by the Calculation Agent to reflect the Dividend Amounts that have been paid by the Issuer prior to such date.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Re-investment of Dividends:	Not Applicable

Dividend Recovery:	In the event that the declared dividend is different from the actual dividend paid by the Issuer, and the Calculation Agent has previously adjusted the terms of the Transaction or the Equity Amount Payer has made a payment in respect of dividends as provided above then the Calculation Agent will either (a) adjust the terms of the Transaction, or (b) determine an amount to be paid by one party to the other party, in each case to account for the discrepancy between the declared dividend and the actual dividend paid by the Issuer. This provision will survive the termination of any relevant Transaction, it being understood that if clause (b) of the previous sentence applies, the party obligated pay such amount will do so in accordance with the instructions of the Calculation Agent.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Calculation Agent Adjustment

Tender Offer:	Applicable

Consequences of Tender Offer:

Share-for-Share:	Calculation Agent Adjustment

Share-for-Other:	Calculation Agent Adjustment

Share-for-Combined:	Calculation Agent Adjustment

Composition of Combined

Consideration:	Not Applicable; provided that the words “in its sole discretion” are hereby deleted from Section 12.5(b)(ii)

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination)

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) shall be revised as follows: “Change in Law” means that, on or after the Trade Date of a Transaction (A) due to the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), the Calculation Agent determines that it has become illegal for a party to the Transaction to hold, acquire or dispose of Hedge Positions relating to the Transaction.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable

Hedging Party:	Dealer for all applicable events

Determining Party:	Dealer

Additional Representations, Agreements and Acknowledgments:

Non-Reliance:	Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Eligible Contract Participant:	Each party represents to the other party that it is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act (as amended).

2. Calculation Agent:	As specified in the Agreement; provided that the Calculation Agent agrees that it will promptly, upon written notice from Counterparty, provide a statement displaying in reasonable detail the basis for any determination or calculation, as the case may be (it being understood that the Calculation Agent shall not be required to disclose any confidential information or proprietary models used by it in connection with such determination or calculation, as the case may be) and make available appropriate employees or agents of Dealer to explain the information provided pursuant to the foregoing.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

3. Address for Notices:

Notice to Dealer:

309 West 49th Street
New York, NY 10019
Attention: Corporate Equity Solutions

with a copy to:

309 West 49th Street
New York, NY 10019
Attention: Equities Transaction Legal

Notice to Counterparty:

Senator Investment Group LP
Attn: Operations
510 Madison Avenue, 28th Floor
New York, New York 10022
operations@senatorlp.com

4. Account Details:

Account details for Dealer:	To be advised.

Account details for Counterparty:	To be advised.

5.	Other Provisions:

(a)	Credit Support.

Independent Amount. The Independent Amount for each Transaction as of the Trade Date with respect to Counterparty will be an amount set forth in the relevant Supplemental Confirmation and is payable by Counterparty to Dealer in accordance with the CSA.

(b)	Representations and Warranties of Counterparty.

Counterparty represents, warrants, acknowledges and agrees with Dealer on the Trade Date for each Transaction that, in all cases:

(i) It is not in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii) It is not an “affiliate” (as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)) of the Issuer. It shall immediately notify Dealer if it has become an “affiliate” of the Issuer.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

(iii) It is not, and will not be as a result of entering into the Transaction, an “insider” of the Issuer. An “insider” is a person “who is directly or indirectly the beneficial owner (as defined in Section 13 of the Exchange Act) of more than 10 percent of any class of any equity security” of an issuer, or “who is a director or an officer” of an issuer.

(iv) It has the capacity and authority under its organizational documents to invest directly in the Shares, and it is in compliance with all material regulatory filings relating to the Issuer and as may be required with respect to the Transaction. Counterparty covenants that it will make all regulatory filings with respect to the Transaction including without limitation to the extent as may be required by Section 13 of the Exchange Act.

(v) It understands and acknowledges that Dealer has no obligation to register the Transaction under the Securities Act or any other United States federal or state securities law, and that the Transaction must be held indefinitely by the purchaser thereof unless subsequently registered under such securities laws or an exemption from such registration is available.

(vi) It is an “accredited investor” as defined under the Securities Act.

(vii) It is a “qualified purchaser” as defined under the Investment Company Act of 1940 as amended.

(viii) It is aware and acknowledges that Dealer or its affiliates may from time to time (A) take positions in Shares or other financial instruments that are identical or economically related to this Confirmation or the Shares, or (B) have an investment banking or other commercial relationship with the Issuer.

(ix) It acknowledges that it shall have no right to direct or influence the voting of any hedge securities and understands that Dealer may choose to hedge but is not required to do so; further, Counterparty agrees that it will not suggest that it possesses such influence to any Issuer or other third party.

(x) Each Transaction is within the “Trading Strategy” of Counterparty (as defined in the Limited Partnership Agreement of the Transferee as in effect on the Trade Date for such Transaction).

(c)	Beneficial Ownership.

Upon Counterparty’s becoming aware during the term of the Transaction that the aggregate number of all Shares beneficially owned by Counterparty (including any of its affiliates) for purposes of Section 13(d) of the 1934 Act has increased to 9.0% or more of the outstanding Shares (as determined by reference to the Issuer’s most recent reports filed under the 1934 Act), Counterparty shall immediately so notify Dealer.

(d)	Transfer and Assignment.

The rights and duties under this Confirmation may not be transferred or assigned by any party hereto without the prior written consent of the other party hereto, such consent not to be unreasonably withheld; provided that Dealer may assign or transfer any of its rights or duties under this Confirmation and the Agreement to any of its affiliates with a substantially similar credit profile to Dealer.

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

(e)	Miscellaneous.

(i)

Consent to Disclosure Within Dealer and its Affiliates. Counterparty consents to Dealer effecting such disclosure within Dealer and its Affiliates as it may deem appropriate solely for the purpose of enabling it to transfer Counterparty’s records and information in order to process and execute Counterparty’s instructions with respect to the Transaction or pursuant to the Agreement. For the avoidance of doubt, Counterparty’s consent to disclosure includes the right on the part of Dealer to allow access to any intended recipient of Counterparty’s information, to the records of Dealer by any means.

(ii)	Agreements and Acknowledgements Regarding Hedging.

Counterparty understands, acknowledges and agrees that:

(A)

At any time on and prior to the final Valuation Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction;

(B)

Any Hedging Activities engaged in by Dealer or its affiliates in relation to the Transaction will be for Dealer’s or such affiliate’s own account and not on behalf or for the account of or as agent for Counterparty, and Counterparty will not have any direct economic or other interest in, or beneficial ownership of, any such Hedging Activity or any related Hedge Position;

(C)

Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of the Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transaction; and

(D)

Any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Transaction, each in a manner that may be adverse to Counterparty.

(iii)

All the covenants and agreements herein contained by or on behalf of Counterparty and Dealer shall bind, and inure to the benefit of, their respective successors and permitted assigns whether so expressed or not.

(iv)

The Transaction and any information made available by one party or its Advisors (as defined below) to the other party or its Advisors with respect to the Transaction are confidential (collectively referred to hereafter as “Confidential Information”). Each party shall at a minimum use the same efforts and standard of care with respect to Confidential Information provided by the other party that it uses to preserve its own Confidential Information. Confidential Information shall not be disclosed by a party or its Advisors (defined below) to any third party (nor shall any public announcement relating to the Transaction be made by either party), except for such information (i) as may become generally available to the public, (ii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation, (iii) to comply with any applicable law, regulation, order, execution venue transaction reporting requirement or accounting disclosure rule or standard from any governmental authority or self-regulatory organization having jurisdiction over the relevant party, (iv) as may be obtained from a non-confidential source that disclosed such information in a

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies manner that did not violate its obligations to the other party in making such disclosure, or (v) as may be furnished to that party’s affiliates and its and their officers, directors, employees, auditors, attorneys, investors, potential investors, or advisors (collectively the “Advisors”) who shall be required to keep the information that is disclosed in confidence. This provision shall expire one year following the termination of the last Transaction hereunder. Notwithstanding anything to the contrary herein, the parties hereto may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, if any, relating to such tax treatment and tax structure.

(f)	Agency

Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) Nomura Securities International, Inc. (the “Agent”) is acting as agent for Dealer under the Transactions pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability to either party in respect of the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Agent may have been paid a fee by Dealer in connection with the Transaction. Further details will be furnished upon written request. The time of dealing will be confirmed by Dealer upon written request.

(g)	Dividend Equivalent Tax.

Each party acknowledges that (A) a tax imposed on payments treated as dividends from sources within the United States (a “Dividend Equivalent Tax”), as determined by Dealer in its sole discretion, may apply to any payment under this Confirmation, and (B) in the event Dealer determines, in its sole discretion, that a Dividend Equivalent Tax applies, then any amount required to be remitted by Dealer on account of such Dividend Equivalent Tax shall be payable by Counterparty to Dealer and shall not be treated as an Indemnifiable Tax. Any such remittance shall be calculated at the rate supported by the most recent tax identification reporting form delivered by Counterparty to Dealer, supporting tax forms of Counterparty’s investors related thereto, allocation statements and such other information as Dealer shall reasonably request.

(h)	Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Master Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, without limitation, rights arising from Change in Law or Illegality).

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Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

(i)

ISDA 2016 Bail-in Article 55 BRRD Protocol. The terms of the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of this Agreement, and this Agreement shall be deemed a Covered ISDA Master Agreement for purposes thereof. In the event of any inconsistencies between this Agreement and the Protocol, the Protocol will prevail.

(j)

UK (PRA Rule) Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol. The terms of the UK (PRA Rule) Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “UK Module”) are incorporated into and form part of this Agreement, and this Agreement shall be deemed to be a Covered Agreement for purposes of the UK Module. In the event of any inconsistencies between this Agreement and the UK Module, the UK Module will prevail. Dealer has adhered to the UK Module as a Regulated Entity, and upon entering into this Agreement Counterparty shall be deemed to have adhered to the UK Module as a Module Adhering Party and identified Dealer as a Regulated Entity Counterparty.

(k)

Japanese Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol. The terms of the Japanese Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “Japanese Module”) are incorporated into and form part of this Agreement, and this Agreement shall be deemed to be a Covered Agreement for purposes of the Japanese Module. In the event of any inconsistencies between this Agreement and the Japanese Module, the Japanese Module will prevail. Dealer has adhered to the Japanese Module as a Regulated Entity, and upon entering into this Agreement Counterparty shall be deemed to have adhered to the Japanese Module as a Module Adhering Party and identified Dealer as a Regulated Entity Counterparty.

13 /16

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

YOURS FAITHFULLY,

NOMURA INTERNATIONAL PLC

By:
Name:
Title:

Confirmed as of the date first written above:

SENATOR FOCUSED STRATEGIES LP
By: Senator Master GP LLC, its General Partner

By:
Name:
Title:

14 /16

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Nomura International plc
One Angel Lane	Telephone	+91 22 6723 4534
London EC4R 3AB	Web site	www.nomura.com
United Kingdom

SCHEDULE A

SHARE SWAP SUPPLEMENTAL CONFIRMATION

To:	Senator Focused Strategies LP
c/o Senator Investment Group LP
Attn: Operations
510 Madison Avenue, 28th Floor
New York, New York 10022
Date:	[_____________]

This Share Swap Supplemental Confirmation (this “Supplemental Confirmation”) supplements, forms part of, and is subject to the Share Swap Master Confirmation dated as of December 20, 2019 (the “Master Confirmation”) between Nomura International plc (“Dealer”) and Senator Focused Strategies LP (“Counterparty”), as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

The purpose of this Supplemental Confirmation is to confirm the specific terms and conditions of one or more Transactions (each, a “Transaction”) entered into between Dealer and Counterparty on the Trade Date specified below.

The terms of the particular Transaction(s) to which this Supplemental Confirmation relates are as follows:

Trade Date	Number of Shares	Initial Price	Equity Notional Amount	Independent Amount	Dealer Reference

15/16

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Supplemental Confirmation and returning it to us.

Yours faithfully,

NOMURA INTERNATIONAL PLC

By:
Name:
Title:

Confirmed as of the date first written above:

SENATOR FOCUSED STRATEGIES LP
By: Senator Master GP LLC, its General Partner

By:
Name:
Title:

16/16

Nomura International plc. Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential

Regulation Authority. Member of the London Stock Exchange. Registered in England no. 1550505 VAT No. 447 2492 35. Registered Office: 1

Angel Lane, London EC4R 3AB, United Kingdom A member of the Nomura group of companies